UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 24, 2008

GENPACT LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	333-142875	98-0533350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court, 22 Victoria Street
Hamilton HM, Bermuda

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (441) 295-2244

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           Genpact Limited, a Bermuda corporation (the “Company”), reports that effective January 24, 2008, Mr. Lloyd Trotter resigned as a member of the Board of Directors of the Company.

(d)           The Company announced that the Board of Directors has appointed, effective January 29, 2008, Mr. Ferdinando Beccalli-Falco, the president and chief executive officer of the international division of the General Electric Company (“GE”), to fill the vacancy on the Board of Directors created by the resignation of Mr. Lloyd Trotter.   Mr. Beccalli-Falco has not been appointed to serve on any committees of the Board of Directors.

                In accordance with the Company’s compensation program for non-employee directors, Mr. Beccalli-Falco will receive stock options for 45,225 shares of the Company’s common stock upon joining the Board, which will have a five-year vesting schedule and an exercise price equal to the fair market value of the Company’s common stock at the time of grant.  Mr. Beccalli-Falco will also receive an annual retainer of $40,000.

                A copy of the press release announcing Mr. Beccalli-Falco’s appointment and Mr. Trotter’s resignation is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

99.1	Press release dated January 30, 2008 announcing the appointment of Mr. Ferdinando Beccalli-Falco to the Board of Directors of Genpact Limited.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPACT LIMITED

Date: January 30, 2008	By:	/s/ Victor Guaglianone
	Name:	Victor Guaglianone
	Title:	Senior Vice President
and General Counsel

EXHIBIT INDEX

Exhibit	Description

99.1	Press release dated January 30, 2008 announcing the appointment of Mr. Ferdinando Beccalli-Falco to the Board of Directors of Genpact Limited.